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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

        We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 26, 1997 relating to the financial statements of Big City Bagels, Inc., which is contained in that Prospectus.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

Richard A. Eisner & Company, LLP

New York, New York
June 12, 1997